UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2015

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 578-0777

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 30, 2015, Alexandria Real Estate Equities, Inc. and Alexandria Real Estate Equities, L.P. (collectively, the “Company”) entered into a Third Amended and Restated Term Loan Agreement with Citibank, N.A., as administrative agent (“Citibank”), Citigroup Global Markets Inc., RBC Capital Markets, and The Bank of Nova Scotia, as joint lead arrangers and joint book running managers, and certain financial institutions party thereto as lenders (the “Amended Term Loan Agreement”). The Amended Term Loan Agreement amends and restates that certain Second Amended and Restated Term Loan Agreement, dated July 26, 2013, as amended on August 30, 2013, among the Company, Citibank, and certain financial institutions party thereto as lenders (the “Prior Term Loan Agreement”) to, among other things, decrease the applicable interest rate margins in respect of the loan thereunder (the “Loan”) and extend the maturity date of the loan originally provided under the Prior Term Loan Agreement from July 31, 2015 to June 30, 2019, subject to the Company’s sole option to extend the maturity date up to three times upon the satisfaction of certain conditions, for an additional term of six months for the first and second extensions and for an additional term ending January 15, 2021 for the third extension. The Company also repaid $25 million of principal in connection with the execution of the Amended Term Loan Agreement, reducing the outstanding principal balance of the Loan from $375 million to $350 million.

Under the Amended Term Loan Agreement, the Loan will bear interest at a “Eurodollar Rate” or a “Base Rate” specified in the Amended Term Loan Agreement, plus, in either case, a margin specified in the Amended Term Loan Agreement. The margin at closing was 1.10% and was applied to the Eurodollar Rate.

The “Eurodollar Rate” is the rate per annum equal to the ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) LIBOR Rate, or if such rate is not available at the time of determination, the rate per annum determined by the administrative agent to be the rate at which deposits in U.S. dollars for delivery on the date of determination in same day funds in the approximate amount of the borrowing would be offered by Citibank’s London Branch to major banks in the London interbank Eurodollar market at their request. The “Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the federal funds rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Citibank as its “base rate,” and (c) the Eurodollar Rate plus 1.00%.

Under the Amended Term Loan Agreement, the financial covenants under the Prior Term Loan Agreement were not amended and are identical to the financial covenants required under the Company’s existing unsecured senior line of credit. The Company must not, as of the last day of any fiscal quarter, permit its:

•
leverage ratio to exceed 60.0%, except that, as of the last day of the fiscal quarter in which the Company completes any acquisition in which the assets acquired exceed 5% of the Company’s total assets (a “Material Acquisition”) and as of the last day of each of the three consecutive fiscal quarters thereafter, its leverage ratio must not exceed 65.0%

•
unsecured leverage ratio to exceed 60.0%, except that, as of the last day of the fiscal quarter in which the Company completes any Material Acquisition and as of the last day of each of the three consecutive fiscal quarters thereafter, its unsecured leverage ratio must not exceed 65.0%

•	unsecured interest coverage ratio to be less than 1.50 to 1.00

•
secured debt ratio to exceed 45.0%, except that, as of the last day of the fiscal quarter in which the Company completes any Material Acquisition and as of the last day of each of the three consecutive fiscal quarters thereafter, its secured debt ratio must not exceed 50.0%

•	fixed charge coverage ratio to be less than 1.50:1.00

The Company may, upon notice to the administrative agent, at any time or from time to time voluntarily prepay the Loan in whole or in part without premium or penalty; provided that any prepayment shall be in a principal amount of at least $500,000 or, if less, the entire principal amount thereof then outstanding.

Affiliates of lenders under the Amended Term Loan Agreement have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, and general financing services for the Company.
The foregoing summary of the Amended Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Term Loan Agreement, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2015.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated herein by reference.
Forward-looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of these words or similar words, and include (without limitation) statements regarding the anticipated maturity date of the Amended Term Loan Agreement. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in each such statement. A number of important factors could cause actual results to differ materially from those included within or contemplated by the forward-looking statements, including, but not limited to, the factors described in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q. The Company does not undertake any responsibility to update any of these factors or to announce publicly any revisions to any of the forward-looking statements contained in this or any other document, whether as a result of new information, future events, or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

July 6, 2015	By:	/s/ Joel S. Marcus
Joel S. Marcus
Chairman/Chief Executive Officer
(Principal Executive Officer)

	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer
(Principal Financial Officer)

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